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                                                                     EXHIBIT 4.3


     AMENDED AND RESTATED SUBORDINATED NOTES AND WARRANT PURCHASE AGREEMENT

         This Amended and Restated Subordinated Notes and Warrant Purchase Agreement (this "Agreement"), dated as of December 28, 2000, among Sheldahl, Inc., a Minnesota corporation (the "Company"), and the purchasers listed on
Schedule I attached hereto (sometimes referred to herein as a "Purchaser" and collectively as the "Purchasers").

                             PRELIMINARY STATEMENTS

         The Company and the Purchasers entered into a Subordinated Notes and Warrant Purchase Agreement dated as of November 10, 2000 (the "Original Agreement").

         Subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers and the Purchasers severally desire to purchase from the Company 12% Senior Subordinated Notes in an aggregate principal amount of up to $6,500,000 (the "Notes"). In consideration for the agreement of the Purchasers to purchase the Notes, the Company desires to issue to the Purchasers and the Purchasers desire to acquire from the Company warrants (the "Warrants") to purchase in the aggregate 1,526,814 shares of common stock, par value $.25 per share, of the Company ("Common Stock"), all subject to the terms and conditions in this Agreement, which amends and restates the Original Agreement in its entirety, and the other Transaction Documents (as hereinafter defined).

         Accordingly, the Company and the Purchasers agree as follows:

                                   ARTICLE I

                     ISSUANCE OF THE NOTES AND THE WARRANTS

         1.1 Authorization of Issuance.

         (a) The Company has authorized the issuance of Notes in the aggregate principal amount of $6,500,000, such Notes to be substantially in the form of Exhibit A attached hereto.

         (b) The Company has authorized the issuance of Warrants to purchase an aggregate of 1,526,814 shares of Common Stock, such Warrants to be substantially in the form of Exhibit B attached hereto.

         (c) Each Purchaser shall be entitled to receive Warrants at the rate of 234,894.4615 Warrants per $1,000,000 principal amount of Notes actually purchased.

         (d) The Notes and the Warrants are sometimes collectively referred to herein as the "Securities." As used herein, the term "Warrant" refers to a warrant to purchase one


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share of Common Stock (or such other number of shares of Common Stock as a result of any adjustments made pursuant to the anti-dilution provisions of the Warrants) and a designated number of Warrants refers to warrants to purchase the same number of shares of Common Stock (or such other number of shares of Common Stock as a result of any adjustments made pursuant to the anti-dilution provisions of the Warrants).

         1.2 Purchase Commitments.

         (a) Morgenthaler Venture Partners V, L.P. ("Morgenthaler") agrees to purchase in accordance with and subject to the terms and conditions hereof Notes in the aggregate principal amount of $1,750,000 and a corresponding number of Warrants determined in accordance with Section 1.1(c) hereof.

         (b) Ampersand LP agrees to purchase in accordance with and subject to the terms and conditions hereof Notes in the aggregate principal amount of $735,000 and a corresponding number of Warrants determined in accordance with
Section 1.1(c) hereof.

         (c) Ampersand CFLP agrees to purchase in accordance with and subject to the terms and conditions hereof Notes in the aggregate principal amount of $15,000 and a corresponding number of Warrants determined in accordance with
Section 1.1(c) hereof.

         (d) Molex agrees to purchase in accordance with and subject to the terms and conditions hereof Notes in the aggregate principal amount of $4,000,000 and a corresponding number of Warrants determined in accordance with
Section 1.1(c) hereof.

         1.3 The Closing.

         (a) The closing of the purchase and sale of the Securities (the "Closing") shall take place at the offices of Lindquist & Vennum P.L.L.P., 4200 IDS Center, 80 South 8th Street, Minneapolis, Minnesota simultaneous with the closing of the transactions contemplated by the Agreement and Plan of Merger, dated as of November 10, 2000, among the Company, IFT West Acquisition Company (the "Merger Sub"), International Flex Holdings, Inc. ("IFH") and the shareholders of IFH (as amended, the "Merger Agreement") and the Stock Purchase Agreement (as amended, the "Stock Purchase Agreement"), dated as of November 10, 2000, among the Company and the purchasers named therein. The date of the Closing is hereinafter referred to as the "Closing Date."

         (b) At the Closing:

                  (1) the Company shall deliver to each Purchaser, (A) Notes in the principal amount set forth below the name of such Purchaser on
         Schedule I attached hereto, dated the Closing Date and duly executed by the Company; (B) the number of Warrants set forth below the name of such Purchaser on Schedule I attached hereto, dated the Closing Date and duly executed by the Company; and (C) all other documents, instruments and writings required to have been delivered at or


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prior to the Closing by the Company to the Purchasers pursuant to this
Agreement, and

         (c) each Purchaser shall deliver to the Company the purchase price set forth below the name of such Purchaser on Schedule I attached hereto by wire transfer of same day funds to an account designated by the Company in writing two business days before the Closing.



                                   ARTICLE II

                    PROVISIONS OF THE NOTES AND THE WARRANTS

         2.1 The Notes. Subject to the provisions for optional prepayment in
Section 2.5 hereof and Article VIII hereof, the aggregate principal amount of the Notes, together with all accrued interest thereon, shall be due and payable in immediately available United States dollars on the fifth anniversary of the Closing Date (the "Maturity Date").

         2.2 Interest Payments. The Company shall pay interest on the outstanding principal balance of the Notes at a rate equal to 12% per annum, payable quarterly in arrears and computed on the basis of a 360-day year of twelve months. Interest on the outstanding principal balance of the Notes shall be payable quarterly on March 31, June 30, September 30 and December 31 of each year. At the option of the Company, interest may be paid by the Company in the form of cash or additional Notes (the "Additional Notes") until the first anniversary of the Closing Date unless an Event of Default (as defined in Section 8.1 hereof) has occurred and is continuing as of such interest payment date, in which case, interest payable on such interest payment date shall be payable only in cash. Thereafter, interest may only be paid in cash. The term "Notes" as used herein shall include each Note and each Additional Note. In the event the interest rate payable on the Notes exceeds the maximum rate of interest permissible under any applicable law (the "Maximum Legal Rate") at any time, the interest rate payable on the Notes shall be equal to the Maximum Legal Rate at such time.

         2.3 Default Interest. If the Company defaults in the payment of the principal of, premium, if any, or accrued interest on the Notes, or on any other amount due hereunder, the Company shall, on or upon demand from time to time, pay interest on such overdue amount from the date when due up to and including the date of actual payment (before as well as after judgment) at a rate equal to the lower of 15% per annum or the Maximum Legal Rate.

         2.4 Payments. The aggregate principal amount of the Notes shall be due and payable on the Maturity Date. The Company shall make payment of principal of and premium, if any, or accrued interest on the Notes, or any other amount due to the Purchasers under this Agreement, as provided herein or in the Notes. All payments


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hereunder shall be in United States dollars by wire transfer of same day funds.
Whenever any payment hereunder shall become due, or otherwise would occur, on a day that is not a business day, such payment shall be made on the next succeeding business day and such extension of time shall in such case be included in the computation of such interest payable, or other amount, if applicable. If at any time any payment made by the Company hereunder is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, such payment obligations of the Company hereunder shall be reinstated as though such payment had been due but not made when due.

         2.5 Optional Redemption of the Notes. Upon notice given as provided below, the Company, at its option, may redeem the Notes as a whole, or from time to time in part (in a minimum amount and otherwise in multiples of $100,000), in each case at the principal amount so to be prepaid, together with interest accrued thereon to the date fixed for such prepayment, plus a premium based on the principal amount being redeemed as follows:

          Date of Prepayment                                             Premium
          ------------------                                             -------

          Prior to the first anniversary of the Closing Date                4%
          Prior to the second anniversary of the Closing Date               3%
          Prior to the third anniversary of the Closing Date                2%
          Prior to the fourth anniversary of the Closing Date               1%
          Prior to the fifth anniversary of the Closing Date                0%

         2.6 Mandatory Redemption.

         (a) Except as otherwise provided in Section 2.8 hereof, concurrently with the receipt by the Company or any of its subsidiaries of the cash proceeds from (i) the issuance of any shares, interests, participations or other equivalents of corporate stock or membership interests ("Capital Stock") of any of the Company's subsidiaries or options or warrants to acquire Capital Stock of any of the Company's subsidiaries or (ii) any sale or other disposition of assets by the Company or any of its subsidiaries (excluding granting any Permitted Liens), the Company shall apply such cash proceeds (net of expenses payable by the Company or any of its subsidiaries to any person other than an affiliate of the Company in connection with the issuance thereof and net of accrued interest as a result of such redemption) to the redemption of Notes in accordance with Section 2.5 hereof; provided, however, that the Company may first apply such cash proceeds to repay Senior Debt (as hereinafter defined) and any excess proceeds remaining thereafter shall be applied to redeem the Notes as provided in Section 2.5 hereof and provided, further, that the Company shall have no obligation to apply to such redemption (x) the first $1,000,000 of net cash proceeds received by the Company or any subsidiary from all such issuances subsequent to the Closing Date and (y) the first $1,000,000 of net cash proceeds received by the Company or any subsidiary from all sales or other dispositions of assets subsequent the Closing Date.


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         (b) Notwithstanding the foregoing, if the Company or any of its subsidiaries sells or disposes of equipment in the ordinary course of business, the Company shall not be obligated to use such cash proceeds to redeem the Notes pursuant to this Section 2.6.

         (c) If the Company requests by written notice delivered to the holders of outstanding Notes any waiver, amendment or modification of the terms of
Article VII hereof and the holders of sixty six and two-thirds percent (66-?%) of the outstanding Notes have not given approval of such waiver, amendment or modification within 30 days of delivery of such written request, the Company shall have the right to redeem all but not less than all of the outstanding Notes pursuant to Section 2.5 hereof without payment of any redemption premium, provided that such redemption has been completed within 60 days of delivery of such written request.

         2.7 Notice of Redemption. The Company shall give the holder of each
Note irrevocable written notice of any redemption pursuant to Section 2.5 or 2.6 hereof not less than 5 days nor more than 20 days prior to the date specified for such redemption, specifying such date and the principal amount of the Notes held by such holder to be redeemed on such date and stating that such redemption is to be made pursuant to Section 2.5 or 2.6 hereof. Notice of redemption having been given as aforesaid, the principal amount of the Notes specified in such notice, together with accrued and unpaid interest (if any) thereon through the redemption date with respect thereto, shall become due and payable on such redemption date.

         2.8 Change in Control.

         (a) In the event of any Change in Control (as hereinafter defined), each holder of Notes shall have the right, at its option, to require the Company to purchase all or any portion of such holder's Notes on the date (the "Change in Control Payment Date") which is 20 business days after the date the Change in Control Notice (as hereinafter defined) is required to be mailed at the redemption price that would be applicable were such Notes redeemed in accordance with Section 2.5 hereof on such date.

         (b) For purposes of this Agreement, the term "Change in Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any "person" or "group" (as such terms are used in Section 13(d)(3) and Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than Morgenthaler and its affiliates, Ampersand LP and its affiliates, Ampersand CFLP and its affiliates or Molex and its affiliates (collectively, the "Permitted Holders"); (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) any person or group (as defined above), other than the Permitted Holders, becomes the "beneficial owner" of 35% or more of the voting power of the voting stock of the Company; or (iv) during any consecutive two-year period, individuals, who at the


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beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office. For so long as the Permitted Holders hold a majority of the outstanding shares of the Company's Series G Preferred Stock, those directors elected by the holders of the Company's Series G Preferred Stock shall not be considered in applying clause (iv) above. In addition, any change in the identity of a person occupying a board seat resulting from the loss by the holders of the Series G Preferred Stock of the right to elect one or more directors shall not be considered in applying clause (iv) above.

         (c) The Company shall send all holders of the Notes, within 5 business days after the occurrence of any Change in Control, a notice of the occurrence of such Change in Control (the "Change in Control Notice") and each holder of Notes who wishes to have its Notes repurchased pursuant to this Section 2.8 shall so indicate by written notice delivered to the Company within 10 business days of receipt of the Change in Control Notice. Each Change in Control Notice shall state:

                  (1) the Change in Control Payment Date;

                  (2) the date by which the right to have Notes purchased must be exercised;

                  (3) that such right is conditioned on receipt of notice from the holders;

                  (4) the purchase price, if the right to have Notes purchased is exercised;

                  (5) a description of the procedure which the holders of Notes must follow to exercise the right to have Notes purchased;

                  (6) that the purchase is being made pursuant to this Section 2.8;

                  (7) that any Note not tendered will continue to accrue interest if interest is then accruing; and

                  (8) that, unless the Company defaults in making payment therefor, any Note purchased shall cease to accrue interest after the Change in Control Payment Date.

         (d) No failure of the Company to give the foregoing notice shall limit any holder's right to exercise a right to have Notes purchased.

         (e) If any Senior Debt is outstanding, or any amounts are owing thereunder or in respect thereof, at the time of the occurrence of a Change in Control, prior to the mailing of the notice to holders of the Notes, but in any event within 10 business days after the


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date the Change in Control Notice is required to be mailed, the Company shall
(i) repay or cause the borrowers thereunder to repay in full all obligations and terminate all commitments under or in respect of such Senior Debt or (ii) cause such borrowers to obtain the requisite consents under such Senior Debt to permit the repurchase of the Notes as described above. The Company must first comply with the covenant described in the preceding sentence before it shall be required to purchase Notes pursuant to this Section 2.8 in the event of a Change in Control; provided, however, that the Company's failure to timely comply with the covenant described in the preceding sentence shall constitute an Event of Default as described in Section 8.1(c) hereof.

         (f) The Company shall not be required to purchase all or any portion of the Notes under subparagraph (a) of this Section 2.8 if a third party offers to purchase the Notes in the manner, at the time and otherwise in compliance with the requirements set forth in this Section 2.8, and timely purchases all Notes or portions thereof validly tendered and not withdrawn under this Section 2.8.

         2.9 Partial Redemptions Pro Rata. Upon any partial redemption of the Notes pursuant to Section 2.5 or 2.6 hereof, the principal amount so redeemed shall be allocated to all Notes at the time outstanding in proportion to the respective outstanding principal amounts thereof.

         2.10 Retirement of the Notes. The Company shall not redeem or otherwise retire in whole or in part prior to their stated final maturity (other than by redemption pursuant to Section 2.5, 2.6 or 2.8 hereof or upon acceleration of such final maturity pursuant to Section 8.1 hereof), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company shall have offered to redeem or otherwise retire, purchase or acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so redeemed or otherwise retired, purchased or acquired by the Company shall not be deemed to be outstanding for any purpose under this Agreement.

         2.11 Subordination. The Purchasers agree to subordinate their interest in and to the unpaid principal amount of and interest on the Notes to the interest of lenders of the Company existing as of the date hereof and banks or other lending institutions providing debt financing to the Company after the date hereof (collectively, the "Senior Lenders"); provided however, that the holders of the Notes will not be obligated to subordinate their interests to more than an aggregate of $45,000,000 of Indebtedness owed to such Senior Lenders ("Senior Debt"). The Purchasers agree that they will enter into an Intercreditor Agreement with the Senior Lenders on or prior to the Closing Date that will contain customary terms and that is acceptable to the Purchasers and the Senior Lenders. Notwithstanding the foregoing, the Intercreditor Agreement to be entered into by the holders of the Notes pursuant to this Section 2.11 must provide the holders of the Notes with cross-acceleration rights (subject to any standstill agreements), the ability to vote their interests in a bankruptcy of the Company, no pay-over in a bankruptcy and a maximum


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standstill provision of 180 days that cannot be exercised more than once in any
365 day period.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations and warranties to the Purchasers, subject to those matters set forth in the letter dated the date hereof from the Company to the Purchasers initialed by those parties (the "Disclosure Letter"). Any matter disclosed in the Disclosure Letter with respect to a specific section of this Agreement shall be deemed disclosed with respect to all sections of this Agreement to which it reasonably relates, but only to the extent such disclosure is significantly adequate to inform the Purchasers of its relevance to such other section. For the purposes of this Article III, any reference to the subsidiaries of the Company as of the Closing Date shall exclude IFH. The Company hereby agrees to deliver to the Purchasers an updated Disclosure Letter within 30 days after the Closing Date to reflect the merger of the Merger Sub with and into IFH (the "Merger").

         (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Each of the Company's subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Except as set forth in Part 3.1(a) of the Disclosure Letter, each of the Company and its subsidiaries has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to have such power or authority, or the failure to be so qualified, licensed or in good standing, would not have a Material Adverse Effect (as hereinafter defined) on the Company. Part 3.1(a) of the Disclosure Letter lists all of the Company's directly or indirectly owned subsidiaries. The term "subsidiary" or "subsidiaries" means, with respect to the Company, any person, corporation, partnership, joint venture or other legal entity of which the Company (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the vote for the election of the Board of Directors or other governing body of such corporation or other legal entity. The term "Material Adverse Effect," as used in this Agreement with respect to the Company, shall mean any adverse change, circumstance or effect that, would (i) have a material adverse effect on the business, financial condition, assets or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) prevent or materially delay the ability of the Company to consummate the transactions contemplated hereby, other than any delays occasioned by review by the Securities and


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Exchange Commission (the "Commission") of the preliminary proxy statement or the definitive proxy statement (including any amendment or supplement thereto, the "Proxy Statement") relating to the Merger.

         (b) Authorization; Enforcement. Except as set forth on Part 3.1(b) of the Disclosure Letter, the Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, the Notes, the Warrants, the Registration Rights Agreement (defined in Section 5.1(i) hereof) and the Security Agreement (defined in Section 4.8 hereof), if any, and the Deed of Trust (defined in Section 4.8 hereof), if any (the "Transaction Documents"), and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly and validly executed by the Company and, when duly executed and delivered by the Purchasers, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. On the Closing Date, each of the Transaction Documents will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         (c) Capitalization.

                  (1) The authorized, issued and outstanding capital stock of the Company as of November 1, 2000 is set forth in Part 3.1(c) of the Disclosure Letter. Each of the outstanding shares of capital stock of the Company is duly authorized, validly issued, full paid and nonassessable. Except as specifically disclosed in Part 3.1(c) of the Disclosure Letter, no shares of the capital stock or other securities of the Company are entitled to preemptive or similar rights, nor is any holder of shares of the capital stock or other securities of the Company entitled to preemptive or similar rights. Except as disclosed in Part 3.1(c) of the Disclosure Letter, as of November 1, 2000, there are no outstanding options, warrants or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Warrants hereunder and the shares of Common Stock issuable upon the exercise thereof (the "Warrant Shares"), securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company is bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of


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         Common Stock, or any shares of Common Stock reserved for issuance.
         Except as disclosed in Part 3.1(c) of the Disclosure Letter, (i) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, (ii) the Company has no obligation to provide funds (other than normal accounts or notes payable) to or make any investment in (in the form of a loan, capital contribution or otherwise) an entity other than its subsidiaries, (iii) there are no restrictions on the transfer of the Company's capital stock other than those arising from securities laws or contemplated by this Agreement or the other Transaction Documents, and (iv) the issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any person other than the Purchasers and will not result in a right of any holder of the Company's securities to adjust the exercise or conversion or reset price under such securities.

                  (2) Each of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned of record and beneficially by the Company free and clear of any liens, claims, encumbrances or defects of any kind (collectively, "Liens") other than any security interest held by Wells Fargo Bank N.A. There is no outstanding subscription, option, warrant, call, right, agreement, commitment, understanding or arrangement relating to the issuance, sale, delivery, transfer or redemption of any shares of capital stock of any subsidiary.

                  (3) Except as set forth on Part 3.1(c) of the Disclosure Letter, there are no voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its subsidiaries.

         (d) Issuance of Shares. Except as set forth in Part 3.1(d) of the Disclosure Letter, the maximum number of Warrant Shares has been duly authorized and reserved for issuance upon exercise of the Warrants, and, when issued as provided in the Warrants against payment therefor in accordance with the terms of the Warrants, such Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable and free from any and all restrictions, including, without limitation, preemptive rights, restrictions with respect to the voting, transfer and other rights exercisable by a holder of shares of Common Stock and any Liens, except as set forth in any required legends thereon, including those required under the Governance Agreement between the Company and certain of the Purchasers (the "Governance Agreement").

         (e) No Conflicts. Except as specifically set forth in Part 3.1(e) of the Disclosure Letter, the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Articles of


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Incorporation or Bylaws of the Company or its subsidiaries; (ii) subject to obtaining the consents referred to in Section 3.1(f) hereof, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party; or (iii) subject to obtaining the Required Approvals (as hereinafter defined), result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any of its subsidiaries is subject (other than a violation of any federal and state securities laws requiring filings with such authorities and the delivery of certain information pursuant to Rule 502(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, to the Purchasers who are deemed not to be accredited investors as a result of a failure of the representations and warranties of the Purchasers set forth in Section 3.2(c) hereof to be accurate), or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not in the aggregate have a Material Adverse Effect on the Company.

         (f) Consents and Approvals. Except as specifically set forth in Part 3.1(f) of the Disclosure Letter, and assuming that the representations and warranties of the Purchasers contained in Section 3.2 hereof are true and correct in all material respects, the Company is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, except for (i) the filing of the Registration Statement(s) (as defined in the Registration Rights Agreement) with the Commission; (ii) the application(s) or any letter(s) acceptable to and approved by the National Association of Securities Dealers, Inc. ("NASD") for the designation of the Warrant Shares for trading on the Nasdaq Stock Market (and with any other national securities exchange or market on which the Common Stock is then listed); (iii) any filings, notices, registrations or approvals under applicable federal or state securities laws and any filing or approval that may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (iv) the filing of the Proxy Statement with the Commission to obtain approval to mail to the Company's shareholders of the transactions contemplated by the Merger Agreement and the Stock Purchase Agreement, clearance from the Commission to mail such Proxy Statement to the Company's shareholders and the receipt of such shareholder approval or the filing with the Nasdaq Stock Market for an exemption from the requirement of obtaining such approval of the Company's shareholders and the receipt of such exemption; (v) the filing of any UCC Financing Statements or other documents as may be required by the Purchasers to perfect the security interests created by the Security Agreement and the Deed of Trust; and (vi) other than, in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give or make such notice or filing, (x) would not materially impair or delay the ability of the Company to effect the Closing and to deliver the Securities (and, upon conversion of the Warrants, the Warrant Shares) to the Purchasers in the manner contemplated hereby and by the Registration Rights Agreement or (y) would not otherwise have a Material Adverse Effect on the Company (together with the consents, waivers, authorizations, orders, notices and filings referred to in Part 3.1(f) of the Disclosure Letter, the "Required Approvals").

         (g) Litigation; Proceedings. Except as set forth in the SEC Documents (as hereinafter defined), or Part 3.1(g) of the Disclosure Letter, as of the date hereof, there are no material suits, claims, actions, proceedings, including arbitration proceedings or alternative dispute resolution proceedings, or investigations pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) that could have a Material Adverse Effect on the Company.

         (h) No Default or Violation. Except as set forth in Part 3.1(h) of the Disclosure Letter, neither the Company nor any subsidiary (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, including, without limitation, the Limited Liability Company Agreement of Modular Interconnect Systems, L.L.C., dated as of July 28, 1998, between Molex and the Company (the "Molex Joint Venture Agreement"); or
(ii) is in violation of any order of any court, arbitrator or governmental body, except as could not reasonably be expected to, in any such case (individually or in the aggregate) have or result in a Material Adverse Effect.

         (i) SEC Documents; Financial Statements. Except as set forth in Part 3.1(i) of the Disclosure Letter, the Company has filed all reports required to be filed by it under the Exchange Act, including, pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (the foregoing materials being collectively referred to herein as the "SEC Documents"), on a timely basis, or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. Except as provided in Part 3.1(i) of the Disclosure Letter, as of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved, except as may be otherwise indicated in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. Since the date of the financial statements included in the Company's last filed Quarterly Report on Form 10-Q for the quarter ended May 28, 2000, except as has been specifically disclosed in writing to the Purchasers by the Company or in the Merger Agreement or the Disclosure Letter referenced herein or therein, (i) there has been no event, occurrence or development that has had a Material Adverse Effect (ii) the Company has not incurred any liabilities (contingent or otherwise) other than
(x) liabilities incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or otherwise required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors and (iv) the Company has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing Company stock option and stock purchase plans) with respect to its capital stock, or purchased or redeemed (or made any agreements to purchase or redeem) or split, combined, subdivided or reclassified any shares of its capital stock.

         (j) Changes. Since September 1, 2000, except as otherwise disclosed in
Part 3.1(j) of the Disclosure Letter:

                  (1) there has been no Material Adverse Effect on the Company;

                  (2) the Company has not adopted any amendment to its Articles of Incorporation or Bylaws;

                  (3) other than grants under the Company's stock plans and issuances upon exercise of options granted under the Company's stock plans, neither the Company nor any subsidiary has issued, reissued, pledged or sold, or authorized the issuance, reissuance, pledge or sale of (i) additional shares of capital stock of any class, or securities convertible into, exchangeable for or evidencing the right to substitute for, capital stock of any class, or any rights, warrants, options, calls, commitments or any other agreements of any character, to purchase or acquire any capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, capital stock; or (ii) any other securities in respect of, in lieu of, or in substitution for, shares or any other shares of capital stock;

                  (4) neither the Company nor any of its subsidiaries declared, set aside or paid any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock other than between the Company and any of its wholly-owned subsidiaries;

                  (5) neither the Company nor any of its subsidiaries has split, combined, subdivided, reclassified or redeemed, purchased or otherwise acquired or proposed to redeem or purchased or otherwise acquired any shares of its capital stock or any of its other securities;

                  (6) the Company and its subsidiaries have conducted their respective businesses only in the ordinary and usual course; and

                  (7) there has not been the loss, damage or destruction of any material property of the Company.

         (k) Compliance with Laws. Except as set forth in Part 3.1(k) of the Disclosure Letter, (i) the Company and its subsidiaries are in compliance, in all material respects, with any applicable law, rule or regulation of any United States federal, state, local, or foreign government or agency thereof which affects the business, properties or assets of the Company and its subsidiaries, the non-compliance with which would have a Material Adverse Effect on the Company; and (ii) no notice, charge, claim, action or assertion has been received by the Company or any of its subsidiaries or has been filed, commenced or, to the Company's knowledge, threatened against the Company or any of its subsidiaries alleging any such violation. To the best of the knowledge of the Company, except as provided in Part 3.1(k) of the Disclosure Letter, all material licenses, permits and approvals required under such laws, rules and regulations are in full force and effect.

         (l) ERISA.

                  (1) Part 3.1(l) of the Disclosure Letter lists each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (hereinafter a "Pension Plan") and "employee welfare benefit plan" (as defined in Section 3(1) of ERISA, hereinafter a "Welfare Plan"), in each case maintained or contributed to, or required to be maintained or contributed to, by the Company, any of its subsidiaries or any other person that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code") (each a "Commonly Controlled Entity") for the benefit of any present or former employees of the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has maintained, or incurred any liability whatsoever, with respect to a multi-employer plan (as defined in Section 4001(a)(3) of ERISA). The Company has made available to the Purchasers true, complete and correct copies of (i) each Pension Plan and Welfare Plan (collectively, the "Benefit Plans"); (ii) the most recent annual report on Form 5500 as filed with the Internal Revenue Service with respect to each applicable Benefit Plan; (iii) the most recent summary plan description (or similar document) with respect to each applicable Benefit Plan; (iv) the most recent actuarial report or valuation with respect to each plan that is a "defined benefit pension plan" (as defined in Section 3(35) of ERISA); and (v) each trust agreement relating to any Benefit Plan.

                  (2) Each Benefit Plan has been administered in all material respects in accordance with its terms. To the best of the knowledge of the Company and except where a failure would not have a Material Adverse Effect on the Company, the Company, its subsidiaries and all the Benefit Plans are in compliance with the applicable provisions of ERISA, the Code, and all other laws, ordinances or regulations of any governmental entities. To the best knowledge of the Company, there are no investigations by any governmental entities, termination proceedings or other claims (except claims for benefits payable in the normal operations of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights to or claims for benefits under any Benefit Plan.

                  (3) All contributions to the Benefit Plans required to be made by the Company or any of its subsidiaries in accordance with the terms of the Benefit Plans, any applicable collective bargaining agreement and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been made, there has been no application for or waiver of the minimum funding standards imposed by Section 412 of the Code with respect to any Benefit Plan that is a Pension Plan and no Pension Plan had an "accumulated funding deficiency" within the meaning of Section 412(a) of the Code as of the end of the most recently completed plan year.

                  (4) Except as set forth in Part 3.1(l) of the Disclosure Letter, (i) each Pension Plan that is intended to be a tax-qualified plan has been the subject of a determination letter from the Internal Revenue Service to the effect that such Pension Plan and each related trust is qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code; (ii) no such determination letter has been revoked, and revocation has not been threatened; (iii) to the best knowledge of the Company, no event has occurred and no circumstances exist that would adversely affect the tax-qualification of such Pension Plan; and (iv) such Pension Plan has not been amended since the effective date of its most recent determination letter in any respect that might adversely affect its qualification, increase its cost or require security under Section 307 of ERISA. The Company has made available a copy of the most recent determination letter received with respect to each Pension Plan for which such a letter has been issued, as well as a copy of any pending application for a determination letter.

                  (5) No non-exempt "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred that involves the assets of any Benefit Plan; no Pension Plan has been terminated or has been the subject of a "reportable event" (as defined in Section 4043 of ERISA and the regulations thereunder) for which the 30-day notice requirement has not been waived by the Pension Benefit Guaranty Corporation ("PBGC"); and none of the Company, any of its subsidiaries or any trustee, administrator or other fiduciary of any Benefit Plan has engaged in any transaction or acted in a manner that could, or has failed to act so as to, subject the Company, any such subsidiary or any trustee, administrator or other fiduciary to any liability for breach of fiduciary duty under ERISA or any other applicable law.

                  (6) No Commonly Controlled Entity has incurred any liability to a Pension Plan (other than for contributions not yet due) or to the PBGC (other than for the payment of premiums not yet due).

                  (7) No Commonly Controlled Entity has (i) engaged in a transaction described in Section 4069 of ERISA that could subject the Company to a liability at any time after the date hereof; or (ii) acted in a manner that could, or failed to act so as to, result in fines, penalties, taxes or related charges under (x) Section 502(c), (i) or
         (1) of ERISA, (y) Section 4071 of ERISA or (z) Chapter 43 of the Code.

                  (8) The Company and its subsidiaries comply with the applicable requirements of parts 6 and 7 of subtitle B of Title I of ERISA ((S)(S) 601 et seq.) with respect to each Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code.

                  (9) Part 3.1(l) of the Disclosure Letter lists (i) all employment agreements between the Company or any of its subsidiaries and any of their respective directors, officers or employees; (ii) all agreements and plans pursuant to which any director, officer or employee of the Company or any of its subsidiaries is entitled to benefits upon termination of their employment or a Change in Control of the Company; (iii) all option plans of the Company; and (iv) all bonus, incentive, deferred compensation, supplemental retirement, health, life or disability insurance, dependent care, severance and other fringe benefit or employee benefit plans, programs or arrangements of the Company or any of its subsidiaries.

                  (10) Except as set forth on Part 3.1(l) of the Disclosure Letter, there is no contract, agreement, plan or arrangement covering any employee of the Company or any of its subsidiaries that (i) requires the payment of severance, termination, bonus or other benefits, or accelerated vesting of benefits, for any employee solely as a result of the transactions contemplated by this Agreement, or (ii) could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G or 162(m) of the Code.

         (m) Assets. Except as set forth in Part 3.1(m) of the Disclosure Letter, the Company and each of its subsidiaries has good, valid and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, (i) all of its material tangible properties and assets (real and personal), including, without limitation, all the properties and assets reflected in the consolidated balance sheet as of August 27, 1999 contained in the SEC Documents, except as indicated in the notes thereto and except for properties and assets reflected in the consolidated balance sheet as of August 27, 1999 contained in the SEC Documents which have been sold or otherwise disposed of in the ordinary course of business after such date and except where the failure to have such good, valid and marketable title would not have a Material Adverse Effect on the Company; and (ii) all the tangible properties and assets purchased by the Company and any of its subsidiaries since August 27, 1999, except for such properties and assets which have been sold or otherwise disposed of in the ordinary course of business and except where the failure to have such good, valid and marketable title would not have a Material Adverse Effect on the Company; in each case subject to no encumbrance, Lien, charge or other restriction of any kind or character, except for (A) Liens reflected in or securing obligations reflected in the consolidated balance sheet as of August 27, 1999 or May 26, 2000 contained in the SEC Documents, (B) Liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property by the Company or any of its subsidiaries in the operation of its respective business, (C) Liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent, and (D) such encumbrances, Liens, charges or other restrictions which could not reasonably be expected to have a Material Adverse Effect on the Company.

         The Company has good and marketable title to all of its properties and assets (including real property and tangible and intangible personal property), in each case free and clear of all Liens other than Permitted Liens.

         (n) No Undisclosed Liabilities. Except (i) as disclosed in the Company's consolidated balance sheet as of September 1, 2000 or the schedules thereto or the Disclosure Letter; and (ii) for liabilities and obligations (1) incurred in the ordinary course of business and consistent with past practice since August 27, 1999; or (2) pursuant to the terms of this Agreement, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature, accrued, contingent or otherwise, required by GAAP to be reflected in, reserved against or otherwise described in the consolidated balance sheet of the Company (including the notes thereto) which, individually or in the aggregate, would have a Material Adverse Effect on the Company.

         (o) Intellectual Property. Except as provided in Part 3.1(o) of the Disclosure Letter:

                  (1) To the best of the knowledge of the Company, the Company and its subsidiaries own or have the right to use all Intellectual Property (as hereinafter defined) necessary for the Company and its subsidiaries to conduct their business as it is currently conducted and consistent with past practice and such ownership and right to use shall not be affected by the transactions contemplated by this Agreement.

                  (2) Except as set forth in Part 3.1(o) of the Disclosure Letter, to the best of the knowledge of the Company, (i) all of the Intellectual Property used by the Company and its subsidiaries is subsisting and unexpired, free of all Liens, other than Liens that would not have a Material Adverse Effect on the Company, and has not been abandoned; and (ii) does not infringe the Intellectual Property rights of any third party. Except as set forth in Part 3.1(o) of the Disclosure Letter, (i) none of the Intellectual Property owned by the Company and its subsidiaries is the subject of any license, security interest or other agreement granting rights therein to any third party (except for contracts relating to data, databases or software licensed to third parties in the ordinary course of the Company's or its subsidiaries' businesses); (ii) no judgment, decree, injunction, rule or order has been rendered by any governmental entity which would limit, cancel or question the validity of, or the Company's or its subsidiaries' rights in and to, any Intellectual Property owned by the Company; (iii) the Company has not received notice of any pending or threatened suit, action or proceeding that seeks to limit, cancel or question the validity of, or the Company's or its subsidiaries' rights in and to, any Intellectual Property; and (iv) the Company and its subsidiaries take reasonable steps to protect, maintain and safeguard the Intellectual Property owned by the Company, including any Intellectual Property for which improper or unauthorized disclosure would impair its value or validity, and have caused their employees to execute agreements in connection with the foregoing.

                  (3) For purposes of this Agreement "Intellectual Property" shall mean all material rights, privileges and priorities provided under U.S., state and foreign law relating to intellectual property, including (i) all (A) inventions, discoveries, processes, formulae, designs, methods, techniques, procedures, concepts, developments, technology, new and useful improvements thereof and know-how relating thereto, whether or not patented or eligible for patent protections;
         (B) copyrights and copyrightable works, including computer applications, programs, software, databases and related items; (C) trademarks, service marks, trade names, and trade dress, the goodwill of any business symbolized thereby, and all common-law rights relating thereto; and (D) trade secrets and other confidential information; and
         (ii) all registrations, applications, recordings, and licenses or other similar agreements related to the foregoing.

         (p) Taxes. The Company and each of its subsidiaries have (i) filed all Tax Returns (as hereinafter defined) which they are required to file under applicable laws and regulations; (ii) paid all Taxes (as hereinafter defined) which have become due and payable; and (iii) accrued as a liability on the balance sheet included in the Company's financial statements described in
Section 3.1(i) hereof, all Taxes which were accrued but not yet due and payable as of the date thereof, except for failures to take any such actions which, individually or in the aggregate, would not have a Material Adverse Effect on the Company. The Company has provided the Purchasers with information, that is complete and correct in all material respects, with respect to the Company's net operating loss carry forwards and other tax attributes. For purposes of this Agreement, "Tax" or "Taxes" shall mean any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, conveyance, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, commercial reit, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax of any kind, including any interest or penalties in respect of the foregoing, and "Tax Returns" shall mean returns, declarations, reports, information returns, or other documents filed or required to be filed in connection with the determination, assessment or collection of Taxes of any person or the administration of any laws, regulations or administrative requirements relating to any Taxes.

         (q) Environmental Laws and Regulations. Except as disclosed in Part 3.1(q) of the Disclosure Letter:

                  (1) The Company and its subsidiaries hold and are in compliance in all material respects with all Environmental Permits (as hereinafter defined), and, to the best of the knowledge of the Company, the Company and its subsidiaries are otherwise in compliance in all material respects with all Environmental Laws (as hereinafter defined);

                  (2) As of the date hereof, there is no pending Environmental Claim (as hereinafter defined) against the Company or any of its subsidiaries and, to the best of the knowledge of the Company, there is no such threatened Environmental Claim;

                  (3) Neither the Company nor any of its subsidiaries has entered into any consent decree, consent order or consent agreement under any Environmental Law that would have a Material Adverse Effect on the Company;

                  (4) To the best of the knowledge of the Company, there are no
         (A) underground storage tanks, (B) polychlorinated biphenyls, (C) friable asbestos or asbestos-containing materials, (D) sumps, (E) surface impoundments, (F) landfills, or (G) sewers or septic systems present at any facility currently owned, leased, operated or otherwise used by the Company or any of its subsidiaries the presence of which would have a Material Adverse Effect on the Company;

                  (5) To the best of the knowledge of the Company or any of its subsidiaries, there are no past (including with respect to assets or businesses formerly owned, leased or operated by the Company or any of its subsidiaries) or present actions, activities, events, conditions or circumstances, including without limitation the release, threatened release, emission, discharge, generation, treatment, storage or disposal of Hazardous Materials (as hereinafter defined) the occurrence of which would have a Material Adverse Effect on the Company;

                  (6) No modification, revocation, reissuance, alteration, transfer, or amendment of the Environmental Permits, or any review by, or approval of, any third party of the Environmental Permits is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby or the continuation of the business of the Company or its subsidiaries, as currently conducted, following such consummation; and

                  (7) To the extent required by GAAP, the Company and its subsidiaries have accrued or otherwise provided for all damages, liabilities, penalties or costs that they may incur in connection with any claim pending or threatened against them, or any requirement that is or may be applicable to them, under any Environmental Laws, and such accrual or other provision is reflected in the Company's most recent consolidated financial statements included in the SEC Documents filed prior to the date hereof.

         For purposes of this Agreement, the following terms shall have the following meanings: (i) "Environmental Claim" shall mean any written or oral notice, claim, demand, action, suit, complaint, proceeding or other communication by any person alleging liability or potential liability (including liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (A) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, whether or not owned, leased or operated by the Company or any of its subsidiaries, or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit, or (C) otherwise relating to obligations or liabilities under any Environmental Laws; (ii) "Environmental Permits" shall mean all material permits, licenses, registrations and other governmental authorizations required under Environmental Laws for the Company and its subsidiaries to conduct their operations and businesses on the date hereof and consistent with past practices;
(iii) "Environmental Laws" shall mean all applicable federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of the environment or the effect of Hazardous Material on human health, including the Comprehensive Environmental Response, Compensation and Liability Act, the Solid Waste Disposal Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Emergency Planning and Community-Right-to-Know Act, the Safe Drinking Water Act, all as amended, and similar state laws, in each case in effect on the date hereof; and (iv) "Hazardous Materials" shall mean all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, friable asbestos and asbestos-containing materials, pollutants, contaminants and all other materials, and substances regulated as hazardous or toxic pursuant to any Environmental Law.

         (r) Contracts; Debt Instruments.

                  (1) All contracts, agreements, guarantees, leases and executory commitments other than Plans (each, a "Contract") that are material to the Company and its subsidiaries, taken as a whole (each, a "Material Contract") are valid and binding obligations of the Company and, to the best of the knowledge of the Company and its subsidiaries, the valid and binding obligation of each other party thereto. Except as disclosed in Part 3.1(r) of the Disclosure Letter, neither the Company, nor to the best of the knowledge of the Company and its subsidiaries, any other party thereto, is in violation of or in default in any material respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default under or permit the termination of, any such Material Contract unless such violation or default would not have a Material Adverse Effect on the Company.

                  (2) The Company has made available true, correct and complete copies of all of the following contracts to which the Company or any of its subsidiaries is a party or by which any of them is bound (collectively, the "Specified Contracts"): (i) contracts with any directors, officers, key employees or affiliates of the Company; (ii) collective bargaining agreements for which the Company or any of its domestic subsidiaries is a party; (iii) pending contracts (A) for the sale of any of the assets of the Company or any of its subsidiaries, other than contracts entered into in the ordinary course of business, or (B) for the grant to any person of any preferential rights to purchase any of its assets, other than in the ordinary course of business; (iv) contracts which restrict, in any material respect, the Company or any of its subsidiaries from competing in any line of business or with any person in any geographical area; (v) indentures, credit agreements, security agreements, mortgages, guarantees, promissory notes and other contracts relating to the borrowing of money involving Indebtedness for borrowed money; (vi) contracts with any stockholders or group of stockholders of the Company beneficially owning 5% or more of the Company's outstanding capital stock on the date hereof; (vii) material acquisition, merger, asset purchase or sale agreements entered into since January 1, 1997 (other than agreements for the purchase and sale of materials or products in the ordinary course of business); (viii) contracts relating to any material joint venture, partnership, strategic alliance or other similar agreement;
         (ix) licenses, whether the Company is licensee or licensor and material leases; and (x) all other agreements, contracts or instruments entered into which, to the best of the knowledge of the Company, are material to the Company and its subsidiaries taken as a whole.

                  (3) Part 3.1(r) of the Disclosure Letter provides accurate and complete information (including amount and name of payee) with respect to all Indebtedness of the Company or any of its subsidiaries as of September 1, 2000. For purposes hereof, "Indebtedness" of any person shall mean all items of indebtedness of such person for borrowed money and purchase money indebtedness, including, without limitation, capitalized lease obligations which, in accordance with GAAP, would be included in determining liabilities as shown on the liability side of the balance sheet of such person as of the date as of which indebtedness is to be determined, but excluding accounts payable arising within the ordinary course of business consistent with past practice, and shall also include all Contingent Obligations. For purposes hereof, "Contingent Obligation" shall mean, as applied to any person, any direct or indirect liability, contingent or otherwise, of that person with respect to any Indebtedness, capital lease (other than as lessor), dividend, letter of credit, surety bond or other obligation of another, including, without limitation, any such obligation, directly or indirectly, guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that person, or in respect of which that person is otherwise, directly or indirectly, liable. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

         (s) Non-Competition Agreements. Except as provided in Part 3.1(s) of the Disclosure Letter, neither the Company nor any of its subsidiaries is a party or is otherwise subject to any agreement which (i) purports to restrict or prohibit in any material respect any of them or any corporation affiliated with any of them from, directly or indirectly, engaging in any business currently engaged in by the Company or any of its affiliates; or (ii) would restrict or prohibit, in any material respect, the Company or any of its subsidiaries from engaging in such business.

         (t) Interested Party Transactions. Except as provided in the SEC Documents or set forth in Part 3.1(t) of the Disclosure Letter, no member, manager, officer or affiliate of the Company or any of its subsidiaries has or has had, directly or indirectly, (i) an economic interest in any person which has furnished or sold or furnishes or sells services or products that the Company or one of its subsidiaries furnishes or sells or proposes to furnish or sell; (ii) an economic interest in any person that purchases from or sells or furnishes to the Company or any one of its subsidiaries any goods or services;
(iii) any economic interest in any contract or lease with the Company or any one of its subsidiaries; or (iv) any contractual or other arrangement with the Company or one of its subsidiaries; provided however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest" in any "person" for purposes of this subsection (t).

         (u) Insurance. Except as disclosed in the SEC Documents, all material fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance policies maintained by the Company or any of its subsidiaries are with nationally recognized insurance carriers, provide coverage for all normal risks incident to the business of the Company and its subsidiaries and their respective properties and assets and are in character and amount appropriate for the business conducted by the Company, except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         (v) Investment Company Act and Public Utility Holding Company Act. The Company is neither an "investment company" nor an "affiliate" of an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended. The Company is neither a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

         (w) Solvency. The fair value of the aggregate assets of the Company exceeds, and immediately following the issue of the Notes and Warrants on the Closing Date and giving effect to the obligations of the Company under the same, will exceed its total liabilities (including subordinated, unmatured, unliquidated, disputed and contingent liabilities). Neither the assets of the Company are, nor immediately following the sale of the Notes and Warrants on the Closing Date hereunder will they be, unreasonably small in relation to any business or transaction in which such corporation is or is about to be engaged. The Company does not intend to, nor believes that it will, nor should it reasonably believe it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Company and the amounts to be payable on or in respect of its obligations).

         (x) Use of Proceeds; Margin Stock. None of the proceeds of the sale of the Securities will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulations U, T, X, or N of the Board of Governors of the Federal Reserve System, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock," or for any other purpose which might constitute transactions contemplated by this Agreement a "purpose credit" within the meaning of Regulations U, T, X or
N. The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. The Company has not taken and will not take any action which might cause any violation of Regulations U, T, X, N or any other regulations of the Board of Governors of the Federal Reserve System or any violation of Section 7 of the Exchange Act or any rule or regulation promulgated thereunder, in each case as now in effect or as the same may hereinafter be in effect.

         (y) The Security Documents. If required to be executed and delivered in accordance with the provisions hereof, the provisions of the Security Agreement and the Deed of Trust will be effective to create in favor of the holders of the Notes a legal, valid and enforceable security interest in all right, title and interest of the collateral described therein (the "Collateral") to the extent that a security interest can be created therein under the Uniform Commercial Code, and, on the date of the Closing, the holders of the Notes will have a fully perfected lien on, and security interest in the Collateral described therein (to the extent such security interest can be perfected by filing a UCC-1 financing statement or, to the extent required by the Security Agreement, by taking possession of the Collateral, or by filing such Deed of Trust), subject to no other Liens other than Permitted Liens.

         (z) Certain Fees. Except as set forth in Part 3.1(z) of the Disclosure Letter, no fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement, the other Transaction Documents, the Merger Agreement and the Stock Purchase Agreement. The Purchasers shall have no obligation with respect to any fees incurred by the Company or any other person (other than IFH) or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section 3.1(z) that may be due in connection with the transactions contemplated by this Agreement, the other Transaction Documents, the Merger Agreement and the Stock Purchase Agreement.

         (aa) Listing and Maintenance Requirements. Except as set forth in Part 3.1(aa) of the Disclosure Letter, the Company has not, in the two years preceding the date hereof received notice (written or oral) from the Nasdaq Stock Market, any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange, market or trading facility. Except as set forth in Part 3.1(aa) of the Disclosure Letter, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

         (bb) Registration Rights. Except as set forth in Part 3.1(bb) of the Disclosure Letter, the Company has not granted or agreed to grant to any person any rights to have any securities of the Company registered with the Commission or any other governmental authority which have not been satisfied.

         (cc) Labor Relations. No labor problem with respect to any of the employees of the Company exists or, to the knowledge of the Company, is imminent that is likely to have or result in a Material Adverse Effect.

         (dd) Permits. Except as provided in Part 3.1(dd) of the Disclosure Letter, each of the Company and its Subsidiaries is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any governmental entity necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the best of the Company's knowledge, threatened.

         (ee) Disclosure. The representations, warranties and other statements of the Company contained in this Agreement and the other certificates furnished to the Purchasers by the Company pursuant hereto, taken as a whole, do not contain any untrue statement of a material fact or, to the best of the knowledge of the Company, omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances made, not materially misleading as of the date hereof.

         (ff) Knowledge. Whenever a representation or warranty made by the Company refers to the best of the knowledge of the Company or its subsidiaries, such knowledge shall be deemed to consist only of the actual knowledge of the executive officers of the Company or its subsidiaries and the Merger Sub.

         (gg) Rights Agreement. Assuming the accuracy of the representations in Sections 3.2 (h) and (l) hereof:

                  (1) The Company has taken all action which may be required under Rights Agreement, so that: the acquisition of shares of Common Stock, Series G Preferred Stock and/or Warrants (1) pursuant to the Merger Agreement, the Stock Purchase Agreement or this Agreement, (2) upon conversion of shares of Series G Preferred Stock, (3) upon exercise of the Warrants and/or (4) as dividends on the Series G Preferred Stock, in all cases as adjusted for stock splits, dividends, recapitalizations and the like and any other events requiring adjustment under the anti-dilution provisions of applicable governing instruments alone shall not cause (X) any Purchaser, or any of its "Affiliates" or "Associates" (as such terms are defined in Rule 12b-2 under the Exchange Act), to be deemed an "Acquiring Person" under the Rights Agreement or (Y) a "Distribution Date" , a "Stock Acquisition Date" or "Acquisition Event" (as such terms are defined in the Rights Agreement) to occur.


                  (2) the acquisition of shares of Common Stock, Series G Preferred Stock and/or Warrants (1) pursuant to this Agreement, the Stock Purchase Agreement or the Subordinated Debt Agreement, (2) upon conversion of shares of Series G Preferred Stock, (3) upon exercise of the Warrants and (4) as dividends on the Series G Preferred Stock, in all cases as adjusted for stock splits, dividends, recapitalizations and the like and any other events requiring adjustment under the anti-dilution provisions of applicable governing instruments, have been approved by a committee of the Board of Directors of the Company, as required in Section 302A.673, subd. 1(d) of the MBCA.

         (hh) Board Approval. Assuming the accuracy of the representations in
Section 3.2(h) hereof, the consummation of the transactions contemplated by the Transaction Documents, the Stock Purchase Agreement and the Merger Agreement and the issuance of the Warrants and the Warrant Shares has been approved by a committee of the Board of Directors of the Company, as required in Section 302A.673, subdivision 1(d) of the Minnesota Business Corporation Act (the "MBCA").

         (ii) Opinion of Financial Advisor. U.S. Bancorp Piper Jaffray has delivered to the Board of Directors of the Company its opinion to the effect that, as of the date hereof, the transactions contemplated by this Agreement, the Merger Agreement and the Stock Purchase Agreement taken as a whole are fair, from a financial point of view, to the Company and its shareholders.

         3.2 Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, hereby represents and warrants to the Company as follows:

         (a) Organization; Authority. Such Purchaser is a duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization or an individual, in each case, with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by such Purchaser, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of such Purchaser. This Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

         (b) Investment Intent. Such Purchaser is acquiring the Securities for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof or interest therein, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration.

         (c) Purchaser Status. At the time such Purchaser was offered the Securities it was, and at the date hereof it is, and at the Closing Date it will be, an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (4) under the Securities Act.

         (d) Experience of Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment to its satisfaction.

         (e) Ability of Purchaser to Bear Risk of Investment. On the Closing Date, such Purchaser is able to bear the economic risk of an investment in the Securities and is able to afford a complete loss of such investment.

         (f) Access to Information. Each Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities, and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and
(iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to its investment.

         (g) Reliance. Each Purchaser understands and acknowledges that (i) the Securities are being offered and sold to the Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder; and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

         (h) No Affiliation. No Purchaser is an "Affiliate" or "Associate" (as such terms are defined in Rule 12b-2 under the Exchange Act) of any other Purchaser or is acting in concert with any other Purchaser, except (i) that Ampersand LP and Ampersand CFLP may be deemed to be Affiliates or Associates of one another, (ii) to the extent that a member or partner of a Purchaser or a member of a partner of a Purchaser is a member or partner of another Purchaser or a member or partner of a member or partner of another Purchaser, (iii) by virtue of the existence of the Governance Agreement and/or the Voting Agreement among Ampersand LP, Ampersand CFLP and Morgenthaler relating to voting of the shares of the Series G Preferred Stock being issued and sold pursuant to the Stock Purchase Agreement in an election of directors to the Company's Board of Directors (the "Voting Agreement"), and (iv) as otherwise provided in any Transaction Document. No Purchaser beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act) any securities of any other Purchaser, except
(A) Ampersand LP and Ampersand CFLP may be deemed to beneficially own the securities of one another, (B) to the extent that a member or partner of a Purchaser or a member of a partner of a Purchaser is a member or partner of another Purchaser or a member or partner of a member or partner of another Purchaser, (C) by virtue of the existence of the Governance Agreement and/or the Voting Agreement, and (D) as otherwise provided in any Transaction Document. No Purchaser is an "interested shareholder" of the Company or an "affiliate" or "associate" thereof, as such terms are defined in Section 302A.011 of the MBCA resulting from any share purchase, contract, arrangement or understanding, other than this Agreement, the Merger Agreement or any acquisition of shares approved by a committee of the Board of Directors of the Company as required in Section 302A.673, subdivision 1(d) of the MBCA.

         (i) No Conflicts. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by such Purchaser of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its certificate or articles of incorporation, bylaws, partnership agreement or other governing instrument, as applicable (each as amended through the date hereof), or (ii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Purchaser is subject (including foreign, federal and state securities laws and regulations).

         (j) Consents and Approvals. Such Purchaser is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other foreign, federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by such Purchaser of the Transaction Documents.

         (k) Litigation; Proceedings. There is no action, suit, notice of violation, proceeding or investigation pending, or to the knowledge of such Purchaser, threatened against or affecting such Purchaser before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which would adversely affect the legality, validity or enforceability of any of the Transaction Documents in any respect or adversely impair such Purchaser's ability to perform fully on a timely basis its obligations under the Transaction Documents.

         (l) Beneficial Ownership of Sheldahl Stock. At and after the Closing Date, except as provided on Schedule II attached hereto and except by virtue of the existence of the Governance Agreement and/or the Voting Agreement, no Purchaser shall be a Beneficial Owner (as hereinafter defined) of fifteen percent (15%) or more of outstanding shares of Common Stock. For purposes of this Section 3.2(l), "Beneficial Owner" shall have the meaning set forth in
Section 1(d) of the Rights Agreement. Each Purchaser has been provided, upon its request, with a copy of such definition and has had an opportunity to review it with such Purchaser's legal counsel.

         (m) Residency. Each Purchaser is a resident of or has a principal place of business in the state set forth below its name on Schedule I attached hereto.

         (n) Certain Fees. Except as set forth in Schedule 3.2(n) attached hereto, the Purchasers have not incurred any fees or commissions which would obligate the Company to pay any fees or commissions to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement, the other Transaction Documents, the Merger Agreement and the Stock Purchase Agreement.

                                   ARTICLE IV

                         OTHER AGREEMENTS OF THE PARTIES

         4.1 Transfer Restrictions.

         (a) If any Purchaser should decide to dispose of any of the Securities held by it, such Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from the registration requirements of the Securities Act. In connection with any transfer of any Securities other than pursuant to an effective registration statement or to the Company or to an affiliate of such Purchaser or pursuant to Rule 144 under the

Securities Act ("Rule 144"), the Company may require the transferor thereof to provide to the Company a written opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act.

         (b) (1) Each Purchaser agrees to the imprinting, so long as is required by this Section 4.1(b), of the following legend on the Notes:

                  THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

         (2) Each Purchaser agrees to the imprinting, so long as is required by this Section 4.1(b), of the following legend on the Warrants:

                  NEITHER THESE SECURITIES NOR THE SECURITIES UNDERLYING THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

         (3) Each Purchaser agrees to the imprinting, so long as is required by this Section 4.1(b), of the following legend on the Warrant Shares:

                  THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE

                  SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

                  THE CORPORATION WILL FURNISH TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OR SERIES OF CAPITAL STOCK AUTHORIZED TO BE ISSUED, SO FAR AS THEY HAVE BEEN DETERMINED, AND THE AUTHORITY OF THE BOARD TO DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF THE SUBSEQUENT CLASSES OR SERIES.

                  THE SHARES OF COMMON STOCK OF SHELDAHL, INC. INTO WHICH THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE CONVERTIBLE ENTITLE THE HOLDER THEREOF TO CERTAIN RIGHTS AS SET FORTH IN THE RIGHTS AGREEMENT BETWEEN SHELDAHL, INC. AND WELLS FARGO BANK, N.A., DATED AS OF JUNE 16, 1996 AND AMENDED ON JULY 25, 1998 AND NOVEMBER 10, 2000 (THE "RIGHTS AGREEMENT"), A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF SHELDAHL, INC. UNDER CERTAIN CIRCUMSTANCES, SUCH RIGHTS ISSUED TO OR HELD BY AN ACQUIRING PERSON, OR AFFILIATE OR ASSOCIATE THEREOF (AS DEFINED IN THE RIGHTS AGREEMENT), AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS, MAY BECOME NULL AND VOID.


         The Warrants and the Warrant Shares shall not contain any other legend (other than those legends that identify the existence of the Rights Agreement) if the Warrants and the Warrant Shares have been sold pursuant to Rule 144, or if in the written opinion of counsel to the Company experienced in the area of United States securities laws such other legend is not required under applicable requirements of the Securities Act (including judicial interpretation and pronouncements issued by the staff of the Commission). The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of any Securities.

         4.2 Use Of Proceeds. The Company shall use the net proceeds from the issuance of the Securities for general corporate purposes, including the retirement of existing Indebtedness.

         4.3 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided and to applicable legal requirements, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, and assist and cooperate with the other parties hereto in doing, as promptly as practicable, all things necessary, proper or advisable under applicable laws and regulations to ensure that the conditions set forth in Article V hereof are satisfied.

         4.4 Consents. Each of the parties will use its commercially reasonable efforts to obtain as promptly as practicable all Required Approvals.

         4.5 No Publicity; Confidentiality. The mutual press release with respect to the execution of this Agreement, the Merger Agreement, the Stock Purchase Agreement and the other Transaction Documents shall be a joint press release acceptable to the Company and the Purchasers. Thereafter, so long as this Agreement is in effect, neither the Company, on the one hand, nor the Purchasers, on the other, shall issue any press release or otherwise make any public statements inconsistent with the mutual press release or the terms of the transactions contemplated by this Agreement, the Merger Agreement, the Stock Purchase Agreement or by the other Transaction Documents with respect to the transactions contemplated hereby or thereby without prior consultation with the other party and after using reasonable efforts to agree upon the text of any press release, except as may be required by law (it being understood and agreed that the Company intends to file a Current Report on Form 8-K with respect to the transactions contemplated hereby and by the Merger Agreement, the Stock Purchase Agreement and the other Transaction Documents promptly after the date hereof). The Company shall provide the Purchasers with a copy of its Form 8-K prior to filing the same with the Commission and the ability to comment on the same.

         4.6 Conduct of Business. Except as expressly contemplated by this Agreement or set forth in the Disclosure Letter or with the prior written consent of the Purchasers, during the period from the date of this Agreement to the time the Merger becomes effective in accordance with applicable law (the "Effective Time"), the Company will, and will cause each of its subsidiaries to, conduct its operations only in the ordinary and usual course of business consistent with past practice and will use its commercially reasonable efforts, and will cause each of its subsidiaries to use its commercially reasonable efforts, to preserve intact the business organization of the Company and each of its subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the good will of those having business relationships with it. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or as set forth in the Disclosure Letter, the Company will not, and will not permit any of its subsidiaries to, prior to the Effective Time, without the prior written consent of the

Purchasers, except as otherwise provided in Part 4.6 of the Disclosure Letter, incur, assume or pre-pay, or modify or amend or seek or obtain any consents under or waivers of the terms of, any Indebtedness of the Company or its subsidiaries, except that the Company and its subsidiaries may (i) incur or pre-pay Indebtedness in the ordinary course of business in amounts and for purposes consistent with past practice under existing lines of credit; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person in the ordinary course of business consistent with past practice; (iii) make any loans, advances or capital contributions to, or investments in, any other person but only in the ordinary course of business consistent with past practice and loans, advances, capital contributions or investments between any wholly owned subsidiary of the Company and the Company or another wholly owned subsidiary of the Company; or (iv) issue and sell 12% Senior Subordinated Notes in the aggregate principal amount up to $5,000,000 on terms identical to those contained herein, provided that the Company (A) keeps the Purchasers apprised of discussions relating to the issuance and sale of such additional notes, (B) notifies the Purchasers upon obtaining a firm commitment for the sale of such additional notes and (C) provides the Purchasers with any closing documentation relating to the sale of such additional notes.

         4.7 [Intentionally omitted.]

         4.8 Consent of Secured Lenders. The Company shall use its reasonable best efforts to obtain the consent of its Senior Lenders that have a security interest in its or its subsidiaries assets to permit the Purchasers to have a subordinate lien on the assets secured by such Senior Lenders. To the extent the Company is able to obtain such consents, the Company and the Purchasers will enter into a security agreement (the "Security Agreement") and/or deed of trust (the "Deed of Trust") in form and substance substantially the same as the security agreements and/or deeds of trust that the Company is a party to as of the date of this Agreement, with such changes as are necessary to reflect the Purchasers' subordinate interest in such assets. The Purchasers acknowledge that the Company has advised them that Wells Fargo Bank N.A. has indicated that it will not consent to the granting to the holders of the Notes any security interest in the assets of the Company.

         4.9 Financial Covenants. During the period from the date of this Agreement to the Closing Date, the Company and the Purchasers shall in good faith negotiate financial covenants of the Company and its subsidiaries relating to capital expenditures and the maintenance of a total debt service coverage ratio and minimum EBITDA from the Closing Date going forward. To the extent agreement on such financial covenants is not reached by the Closing Date, such financial covenants shall be substantially similar to those contained in any documentation between the Company and the Senior Lenders in place on the Closing Date.

         4.10 Expenses of Molex. On the earlier of the Closing Date and the date on which this agreement is terminated in accordance with section 9.1 hereof, the Company shall pay the reasonable expenses and disbursements incurred by Molex, including the fees and out-of-pocket expenses and disbursements of legal counsel to Molex, in connection with the negotiation and execution of this Agreement and any other document executed in connection herewith and the Closing.

                                   ARTICLE V

                                   CONDITIONS

         5.1 Conditions Precedent to the Obligation of the Purchasers to Purchase the Securities on the Closing Date. The obligation of each Purchaser hereunder to acquire and pay for the Securities is subject to the satisfaction or waiver by such Purchaser, at or before the Closing, of each of the following conditions (it being understood that for purposes of this Section 5.1, any reference to the subsidiaries of the Company as of the Closing Date shall exclude IFH):

         (a) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct, in all material respects, as of the date hereof and at and as of the Closing Date with the same effect as if made at and as of the Closing Date (except to the extent such representations specifically relate to an earlier date in which case such representations shall be true and correct as of such earlier date).

         (b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants and agreements required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

         (c) No Material Adverse Change. There shall not have occurred since June 1, 2000 any change, circumstance or event (whether or not known by the Purchasers or disclosed in the Disclosure Letter) that has had or may reasonably be expected to have (i) a material adverse effect on the business, financial condition, assets, results of operations or prospects of Company, IFH and their respective subsidiaries, taken as a whole, (ii) a material adverse effect on the business, financial condition, assets, results of operations or prospects of the Company's MicroProducts business taken alone or (iii) prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

         (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         (e) No Suspensions of Trading in Common Stock. The trading of shares of Common Stock shall not have been suspended by the Commission or on the Nasdaq Stock Market (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company or any suspension of trading of securities generally).

         (f) Legal Opinion. The Company shall have delivered to such Purchaser a legal opinion of Lindquist & Vennum, P.L.L.P., dated the Closing Date, substantially in the form of Exhibit C attached hereto, with only such changes therein from such form as are required to reflect changes in facts and circumstances in matters dealt with in any of the representations and warranties of the Company set forth in Section 3.1 hereof.

         (g) Required Approvals.

                  (i) The Company shall have obtained the consent or approval of each person listed on Part 3.1(f) of the Disclosure Letter;

                  (ii) All other Required Approvals shall have been obtained by the Company; and

                  (iii) Any other governmental or regulatory notices, approvals or other requirements necessary to consummate the transactions contemplated hereby and to operate the Company's business after the Closing Date in all material respects as it was operated prior thereto and as it is presently contemplated to be conducted in the future shall have been given, obtained or complied with, as applicable.

         (h) Delivery of Notes and Warrants. The Company shall have delivered to such Purchaser or such Purchaser's designee duly executed Notes and Warrants at the Closing to be received by each Purchaser, registered in the name of such Purchaser, each in form satisfactory to such Purchaser.

         (i) Registration Rights Agreement. The Purchasers shall have received an executed Registration Rights Agreement, dated as of the date hereof, in the form of Exhibit D (the "Registration Rights Agreement") attached hereto from the Company.

         (j) Stock Purchase Agreement. All of the conditions to the Purchasers' obligation under the Stock Purchase Agreement (other than the conditions related to this Agreement) shall have been satisfied or waived by the parties thereto at or before the Closing Date.

         (k) Merger. All of the conditions to IFH's obligations under the Merger Agreement (other than the conditions related to this Agreement) shall have been satisfied or waived by the parties thereto at or before the Closing Date and the Merger of the Merger Sub into IFH shall have become effective in accordance with the terms of the Merger Agreement.

         (l) Secretary's Certificate and Other Documents. The Purchasers shall have received from the Company on the Closing Date (i) a copy of its certificate of incorporation, including all amendments thereto, certified by the Secretary of State of its jurisdiction of incorporation and a certificate as to the good standing of the Company in such jurisdiction as of the Closing Date, (ii) a certificate of an officer of the Company dated as of the Closing Date and certifying to the Purchasers that the Purchasers have received (A) a correct and complete copy of the Company's certificate of incorporation and bylaws as in effect on the Closing Date and at all times subsequent to the date of the resolutions described in the following clause (B), (B) a correct and complete copy of resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of the Transaction Documents, the sale of the Notes and Warrants hereunder, and the other transactions contemplated hereby and thereby, as applicable, and (C) as to the incumbency and specimen signature of each officer of the Company who shall execute any Transaction Document or any other document delivered in connection therewith; and (iii) such other documents as the Purchasers and their counsel may reasonably request.

         (m) Officer's Certificate. The Company shall have delivered to the Purchasers on the Closing Date a certificate signed on its behalf by its President, Chief Executive Officer or Chief Financial Officer certifying that the conditions specified in Sections 5.1(a) and (b) hereof have been fulfilled.

         (n) Intercreditor Agreement. The Purchasers and the Senior Lenders shall have executed an Intercreditor Agreement on terms consistent with those contained herein and in form and substance satisfactory to the Purchasers and the Senior Lenders.

         (o) Security Agreement. On the Closing Date, if the Company has received the consents referred to in Section 4.8 hereof, the Company shall have duly authorized, executed and delivered the Security Agreement, together with such UCC Financing Statements as may be required by the Purchasers to perfect the security interests created by the Security Agreement.

         (p) Deed of Trust. On the Closing Date, if the Company has received the consents referred to in Section 4.8 hereof, the Company shall have duly authorized, executed and delivered the Deed of Trust.

         (q) Expenses. All closing fees and expenses associated with the filing and recording of any documents necessary under the Security Agreement and the Deed of Trust owing by the Company to the Purchasers or otherwise, under the terms of this Agreement, the other Transaction Documents or any other document executed in connection herewith or therewith shall be paid to the Purchasers or other party to which owed on the date of the Closing.

         (r) Intentionally Omitted.

         (s) Amendment to Rights Agreement. In reliance upon the accuracy of the representations in Sections 3.2(h) and (l) hereof, the Company shall have amended the Rights Agreement to allow for the acquisition of shares of Common Stock, Series G Preferred Stock and/or Warrants (1) pursuant to the Merger Agreement, the Stock Purchase Agreement or this Agreement, (2) upon conversion of shares of Series G Preferred Stock, (3) upon exercise of the Warrants and/or
(4) as dividends on the Series G Preferred Stock, in all cases as adjusted for stock splits, dividends, recapitalizations and the like and any other events requiring adjustment under the anti-dilution provisions of applicable governing instruments alone without causing (X) any Purchaser, or any of its "Affiliates" or "Associates" (as such terms are defined in Rule 12b-2 under the Exchange
Act), to be deemed an "Acquiring Person" under the Rights Agreement or (Y) a "Distribution Date" , a "Stock Acquisition Date" or "Acquisition Event" (as such terms are defined in the Rights Agreement) to occur.

         (t) Board Approval. In reliance upon the accuracy of the representations in Sections 3.2(h) and (l) hereof, a committee of the board of directors of the Company shall have approved the acquisition of shares of Common Stock, Series G Preferred Stock and/or Warrants (1) pursuant to the Merger Agreement, the Stock Purchase Agreement or this Agreement, (2) upon conversion of shares of Series G Preferred Stock, (3) upon exercise of the Warrants and (4) as dividends on the Series G Preferred Stock, in all cases as adjusted for stock splits, dividends, recapitalizations and the like and any other events requiring adjustment under the anti-dilution provisions of applicable governing instruments, as required in Section 302A.673, subd. 1(d) of the MBCA.

         (u) Consolidated Net Working Capital. The consolidated Net Working Capital (as hereinafter defined) of the Company and its consolidated subsidiaries as of September 1, 2000 (as determined in accordance with GAAP consistently applied) shall have been not less than $250,000 less than $20,000,000. For the purpose of this Section 5.1(u), "Net Working Capital " shall mean current assets minus current liabilities. For purposes of the preceding sentence, liabilities that by their terms have a maturity date after September 1, 2001 shall be characterized as long-term liabilities rather than short-term liabilities without regard to their characterization as long-term liabilities or short-term liabilities for GAAP purposes.

         (v) Total Bank Debt. The Total Bank Debt (as hereinafter defined) of the Company and its subsidiaries as of September 1, 2000 shall not have exceeded $35,100,000. For purposes of this Section 5.1(v), "Total Bank Debt" shall mean all outstanding bank debt included in current liabilities and long term liabilities including but not limited to all outstanding mortgages.

         5.2 Conditions Precedent to the Company's Obligations on the Closing Date. The obligations of the Company to consummate the Closing hereunder are subject to the following conditions:

         (a) Accuracy of the Representations and Warranties of the Purchasers. The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made on and as of such date.

         (b) Performance by the Purchasers. The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchasers at or prior to the Closing Date.

         (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         (d) Required Approvals. All Required Approvals shall have been obtained.

         (e) Payment of Purchase Price. Each Purchaser shall have paid the purchase price set forth below the Purchaser's name on Schedule I attached hereto for the Securities being purchased at the Closing.

         (f) Merger. All of the conditions to the Company's and the Merger Sub's obligations under the Merger Agreement (other than the conditions related to this Agreement) shall have been satisfied or waived by the parties thereto at or before the Closing Date and the Merger of the Merger Sub into IFH shall have become effective in accordance with the terms of the Merger Agreement.

         (g) Stock Purchase Agreement. All of the conditions to the Company's obligations under the Stock Purchase Agreement (other than the conditions related to this Agreement) shall have been satisfied or waived by the parties thereto at or before the Closing Date.

         (h) Security Agreement. If the Company has received the consents referred to in Section 4.8 hereof, the Purchasers shall have duly executed and delivered the Security Agreement.

                  (1) Deed of Trust. If the Company has received the consents referred to in Section 4.8 hereof, the Purchasers shall have duly executed and delivered the Deed of Trust.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

         The Company hereby covenants and agrees with the Purchasers that, immediately after the Closing Date and for so long as any Note or any monetary obligation under this Agreement remains outstanding, the Company shall, except to the extent waived by the holders of at least sixty six and two-thirds percent (66-?%) of the outstanding principal amount of the Notes, comply with the covenants set forth in this Article VI:

         6.1 Payment of Principal, Premium and Interest. The Company shall duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes, this Agreement and the other Transaction Documents.

         6.2 Corporate Existence. The Company shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence and any necessary state or other qualifications (other than any qualifications the absence of which, in the aggregate, would not result in a Material Adverse Effect).

         6.3 Obligations and Taxes. The Company shall pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its business or property unless such taxes, assessments or governmental charges are being paid in accordance with the terms of an agreement with the applicable taxing authority, (b) all lawful claims for labor, materials and supplies, (c) all required payments under any Indebtedness and (d) all other obligations; provided however, that, in each case, it shall not be required to pay or discharge or to cause to be paid or discharged any such amount so long as the validity or amount thereof shall be contested in good faith in an appropriate manner and appropriate reserves and accruals have been made with respect thereto.

         6.4 Performance under Agreements. The Company shall perform its obligations under this Agreement, each other Transaction Document, and each other contract to which it is a party; provided however, that the Company shall not be required to so perform its obligations under any contract (other than the Stock Purchase Agreement, the Merger Agreement, this Agreement and any other Transaction Document) to the extent it is reasonably contesting such obligations in good faith and in an appropriate manner and, if required by GAAP, it has made appropriate reserves and accruals with respect thereto.

         6.5 Access to Properties and Inspections. The Company shall maintain financial records in accordance with accounting practices and controls sufficient to allow the Company to prepare the financial statements, certificates and reports required by Section 6.10 hereof; and, upon written notice, at all reasonable times and as often as the Purchasers may reasonably request, permit any authorized representative or agent of any Purchaser to visit and inspect its physical properties and reports and permit any authorized representative or agent of any Purchaser to discuss its affairs, finances and condition with such officers, key employees and independent chartered accountants acting as auditors as the Purchasers shall deem appropriate. Delivery of a copy of this Agreement to the respective independent accountants acting as auditors shall constitute instructions to such accountants to discuss the financial condition of the Company with the Purchasers and their representatives, and to permit the Purchasers and their representatives to inspect, copy and make extracts from all financial statements, analyses, work papers and other documents and information (including electronically stored documents and information) prepared by such accountants with respect to the Company.

         6.6 Defense of Claims. The Company shall diligently defend itself and its properties from and against any lawsuits or claims.

         6.7 Notice of Litigation, Claims, Etc. The Company shall promptly upon obtaining notice of the occurrence thereof (but in no event more than 10 days after obtaining notice of the occurrence thereof), provide the Purchasers with written notice of any of the following events:

         (a) the issuance by any governmental authority of any injunction, order or decision involving the Company or any of its properties;

         (b) the filing or commencement or any action, suit or proceeding against or affecting the Company or the properties of the Company, whether at law or in equity or by or before any court if such event might reasonably be interpreted to have a Material Adverse Effect, or any United States, state, or other governmental authority;

         (c) the imposition of any Lien which is not a Permitted Lien;

         (d) any claim, demand or action impairing title to any of the properties or assets of the Company;

         (e) any other adverse action by or notice from a governmental authority with respect to the Company or any of its respective properties;

         (f) any default by the Company under any contract of Indebtedness in excess of $250,000 other than a lease or conditional sales contract for immaterial amounts; and

         (g) any development in the business or affairs of the Company which is likely, in the reasonable judgment of the Company, to have a Material Adverse Effect.

         Each notice shall specify, as applicable, (i) the nature and extent thereof, (ii) any rights of any other parties thereto with respect to termination, acceleration or similar provisions and (iii) any corrective action taken or proposed to be taken with respect thereto.

         6.8 Proceeds. The Company shall use the net proceeds from the issuance of the Securities for general corporate purposes, including the retirement of existing Indebtedness.

         6.9 Compliance. The Company shall comply in all material respects with all applicable laws and maintain all required clearances, consents, permits and approvals of governmental authorities.

         6.10 Financial Statements and Reports. The Company shall furnish to the
Purchasers:

         (a) as soon as available but in any event within ninety (90) days after the end of each fiscal year (commencing with the fiscal year ending September 1, 2000) balance sheets, income statements and cash flow statements of the Company, showing its financial condition as at the end of such fiscal year and the results of its operations for such fiscal year, all the foregoing financial statements (other than any consolidating schedules) to be audited by independent chartered accountants of nationally-recognized standing reasonably acceptable to the Purchasers and prepared in accordance with GAAP.

         (b) as soon as available but in any event within 45 days after the end of each fiscal quarter, commencing with the fiscal quarter including the Closing Date, the unaudited balance sheets, income statements and cash flow statements (along with comparisons to budget), showing the financial condition as at the end of such fiscal quarter, and the results of operations for such fiscal quarter and for the then elapsed portion of the fiscal year, for the Company in each case prepared in accordance with GAAP, subject to normal year-end adjustments (none of which alone or in the aggregate would result in a Material Adverse Effect) and the absence of notes thereto;

         (c) as soon as received, copies of any notice of potential liability or charge or complaint received by the Company from any governmental authority which could reasonably cause the Company or any of its subsidiaries to incur liabilities in excess of $250,000;

         (d) concurrently with the statements provided pursuant to clauses (a) and (c) a certificate of the Chief Financial Officer of the Company containing a narrative management discussion and analysis of the financial condition and results of operations of the Company for the periods covered by such statements;

         (e) promptly upon their becoming available, copies of any statements, reports and other communications, if any, which the Company shall have generally provided to its stockholders, or to the Senior Lenders, or material statements, reports and other communications to particular stockholders or to the Company's directors;

         (f) promptly upon receipt thereof, copies of all financial and management reports submitted to the Company by its independent auditors in connection with each annual audit of the books of the Company;

         (g) promptly, from time to time, such other information (in writing if so requested) regarding the assets and properties (including the collateral) and operations, business affairs and financial condition of the Company as the Purchasers may reasonably request; and

         (h) all filings with the Commission.

         Each certificate of the financial officer of the Company (and, in the case of year-end financial statements and reports, the independent auditors of the Company) delivered under this Section 6.10 shall certify that the statement or report to which such certificate relates fairly presents in all material respects the financial position and results of operations of the Company at the dates thereof and for the periods then ended and has been prepared in accordance with GAAP, in the case of unaudited financial statements, subject to normal year-end audit adjustments (none of which alone or in the aggregate would result in a Material Adverse Effect) and the absence of notes thereto, no Event of Default has occurred and is continuing and to the best of the financial officer's knowledge no event or condition has occurred which would have a Material Adverse Effect on the Company. The audit report with respect to the financial statements referred to in clause (a) (excluding the financial statements for the fiscal year ending September 1, 2000) shall not contain a "going concern" or like qualification or exception or any qualification arising out of the scope of the audit.

         6.11 Insurance. The Company shall maintain insurance on its business and properties to such extent and against such risks, including fire and other risks insured against by extended coverage, and workers' compensation insurance and public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with, the use of any properties owned, occupied or controlled by the Company, in each case as is customary with companies similarly situated and in the same or similar businesses, and shall provide evidence to the Purchasers of such insurance upon their request.

         6.12 Notification of Event of Default. The Company shall immediately notify the Purchasers in writing of (a) the occurrence of any default or any Event of Default hereunder or under its Senior Debt of which it becomes aware and (b) any event or condition which has or could reasonably be expected to have a Material Adverse Effect and specify what steps, if any, are being taken to cure the same.

         6.13 Fiscal Year. The Company shall maintain its current fiscal year for financial reporting purposes; provided, however, that the Company may without the consent of the Purchasers change its fiscal year as may be approved by its Board of Directors so long as the Company delivers written notice to the Purchasers of such change within 30 days of Board approval of such change.

         6.14 Further Assurances. The Company shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and take or cause to be taken all such action, in each case as may be necessary or proper in the reasonable judgment of the Purchasers, to carry out the provisions and purposes of this Agreement and the other Transaction Documents and to better assure and confirm unto the Purchasers, its rights and remedies under this Agreement and the other Transaction Documents.

         6.15 Maintenance of Properties. The Company shall keep and maintain all property material to the conduct of its business as in good working order and condition, ordinary wear and tear excepted, as such property is in as of the date hereof.

                                  ARTICLE VII

                               NEGATIVE COVENANTS

         The Company hereby covenants and agrees with the Purchasers that, immediately after the Closing Date and for so long as any Note or any monetary obligation under this Agreement remains outstanding, the Company shall, except to the extent waived by the holders of at least sixty six and two-thirds percent (66-?%) of the outstanding principal amount of the Notes, comply with the covenants set forth in this Article VII:

         7.1 Indebtedness. The Company shall not and shall cause its subsidiaries to not incur, create, assume or suffer or permit to exist any Indebtedness, except (a) Indebtedness under and pursuant to the terms of this Agreement and the other Transaction Documents (including the issuance of the Additional Notes) and (b) Senior Debt in an amount not to exceed $45,000,000 in the aggregate.

         7.2 Liens. The Company shall not incur, create, assume or suffer or permit to exist any Lien on any of its property or assets or on any income or rights in respect of any thereof, except (the "Permitted Liens"):

         (a) Liens incurred and arising out of surety bonds, appeal bonds, statutory obligations, bids, performance and return of money and similar obligations and pledges or deposits made in the ordinary course of business in connection with worker compensation, unemployment insurance, old age pensions and other social security benefits;

         (b) Liens imposed by law, including carriers', warehousemen's, mechanics', materialmen's and vendors' Liens incurred in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings, and in any such case as to which it shall have set aside adequate cash reserves in accordance with GAAP;

         (c) Liens securing the payment of taxes, assessments and governmental charges or levies, either not yet due and payable or being contested in good faith by appropriate legal or administrative proceedings, and in any such case as to which it shall have set aside adequate cash reserves in accordance with GAAP;

         (d) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title which do not in the aggregate impair the use of any parcel of property material to the operation of the business of the Company or the value of such property for the purpose of the business of the Company;

         (e) Liens securing purchase money Indebtedness; provided, however, that each such Lien does not secure any other Indebtedness and does not encumber any property other than that property acquired with the proceeds of such Indebtedness;

         (f) extensions and renewals of Liens permitted hereunder; provided, however, that the Indebtedness secured thereby is not increased and the Lien does not encumber any property not encumbered by the Lien so extended or renewed;

         (g) Liens existing on the date hereof or the Closing Date and listed on
Part 7.2 of the Disclosure Letter;

         (h) Liens securing capital or operating leases within the ordinary course of business consistent with past practice;

         (i) Liens securing Senior Debt; and

         (j) Liens securing the Notes.

         7.3 Restricted Payments. The Company and its subsidiaries shall not declare or make (a) any dividend or other distribution on any shares of the capital stock of the Company (other than stock splits, stock dividends or the distribution of shares of capital stock of the Company pursuant to the exercise of the Warrants and dividends payable in the form of Common Stock to holders of the Company's Series D, E, F and G Convertible Preferred Stock) or its subsidiaries (other than distributions to the Company), or (b) any payment on account of the purchase, redemption, retirement or acquisition of (i) any shares of capital stock of the Company or its subsidiaries or (ii) any option, warrant or other right to acquire shares of the capital stock of the Company or its subsidiaries.

         7.4 Nature of Business; Place of Business. The Company and its subsidiaries shall not conduct any business or operations other than the business or operations conducted on the date hereof and on the Closing Date; provided, however, that the Company and its subsidiaries may engage in business or operations which are complementary to the business and operations of the Company and its subsidiaries. The Company and it subsidiaries shall not change their corporate structure nor their principal place of business. The Company shall not change its state of incorporation without providing notice to the Purchasers.

         7.5 Charter, Bylaw and Transaction Document Amendment. The Company shall not amend, modify or supplement its articles of incorporation or bylaws (except as provided for in section 3.8 of the Stock Purchase Agreement) in any manner that the Purchasers deem will adversely affect the rights of the Purchasers under this Agreement or any other Transaction Document or their ability to enforce the same or amend, modify or supplement the Transaction Documents without the consent of the Purchasers.

         7.6 Transactions with Affiliates. The Company will not, and will not permit any of its subsidiaries to, enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, the purchase or sale of any security, the borrowing or lending of any money, or the rendering of any service, with any person or entity affiliated with the Company or any of its subsidiaries (including officers, directors and shareholders owning 3% (three percent) or more of the Company's outstanding capital stock (other than the purchasers of the Series G Preferred Stock)), except in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms not less favorable than would be obtained in a comparable arms-length transaction with any other person or entity not affiliated with the Company, without the prior written consent of the holders of sixty six and two-thirds percent (66-2/3%) of the outstanding principal of the Notes.

         7.7 Mergers. The Company shall not, nor shall it permit any of its subsidiaries to, in a single transaction or through a series of related transactions, merge or consolidate with another corporation or other business entity, except that any wholly-owned subsidiary of the Company may merge with another wholly-owned subsidiary of the Company or with the Company (so long as the Company is the surviving corporation).

         7.8 Asset Sales. The Company shall not, and shall not permit any of its subsidiaries to, directly or indirectly, in a single transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of or suffer to be sold, leased, transferred, abandoned or otherwise disposed of, all or any part of its assets except: (i) inventory sold in the ordinary course of business, (ii) equipment sold or disposed of in the ordinary course of business and (iii) assets in transactions not otherwise permitted by subsections (i) and
(ii) so long as (A) the Company or applicable subsidiary receives consideration at the time of such transaction equal to at least the fair market value of the assets sold; (B) not less than 80% of the consideration received by the Company or such subsidiary was in the form of cash or cash equivalents; and (C) the sale of such assets would not have a Material Adverse Effect.

         7.9 Use of Proceeds. The Company shall not use the net proceeds from the issuance of the Securities to purchase or carry "margin securities."

         7.10 Contracts. The Company shall prohibit its subsidiaries from entering into any contract, commitment, understanding, or arrangement by which the subsidiaries are restricted from making distributions or other payments to the Company. The Company will not, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement (other than this Agreement or an agreement with a Senior Lender) that prohibits, restricts or imposes any condition upon the ability of the Company to create, incur or permit to exist any Lien upon any of its property or assets (other than Permitted Liens); provided that the foregoing shall not apply to customary provisions in capital or operating leases but solely with respect to the property being leased, and restrictions and conditions imposed by law or by this Agreement or any other agreement relating to Senior Debt permitted by this Agreement.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

         8.1 Events. In case of the happening of any of the following events (each, an "Event of Default"):

         (a) the Company shall fail to make any payment on principal of the Notes when and as the same shall become due and payable including at the due date thereof, by acceleration or otherwise; or

         (b) the Company shall fail to pay any premium, interest or other obligation due hereunder when and as the same shall become due and payable, whether at the due date thereof, by acceleration or otherwise; or

         (c) the Company shall fail timely to perform its obligations under
Section 2.8(e) hereof; or

         (d) default shall be made in the due observance or performance by the Company of any covenant or agreement contained in Section 6.1or 6.2 or Article VII of this Agreement, and such default shall continue unremedied for thirty
(30) days after written notice thereof to the Company by the Purchasers; or

         (e) a material breach by the Company of its obligations under the Warrants shall have occurred; or

         (f) default shall be made in the due observance or performance by the Company of any other covenant or agreement to be observed or performed under this Agreement or any other Transaction Document, and such default shall continue unremedied for thirty (30) days (or such lesser period as may be required as a result of such default) after written notice thereof to the Company by the Purchasers; or

         (g) any representation or warranty made by the Company contained in this Agreement or in any other Transaction Document or in any certificate, financial statement or other instrument furnished by or on behalf of the Company pursuant to this Agreement or such other Transaction Document shall prove to have been false or misleading in any material respect when made or furnished; or

         (h) the Company or any of its subsidiaries shall (i) voluntarily commence any proceeding or file any petition or proposal or any notice of its intent to commence or file any such proceeding, petition or proposal seeking relief under the U.S. Bankruptcy Code or any other federal, state bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition or proposal, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for any such Person or for any substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors,
(vi) fail generally to pay its debts as they become due or (vii) take any corporate or stockholder action in furtherance of any of the foregoing; or

         (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any of its subsidiaries or of any substantial part of the property or assets thereof, under Title 11 of the United States Code or any other federal, state bankruptcy, insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any of its subsidiaries or for any substantial part of their property or (iii) the winding-up or liquidation of the Company or any of its subsidiaries, and such proceeding, petition or order shall continue unstayed and in effect for a period of 60 consecutive days; or

         (j) a final judgment for the payment of money in an amount in excess of $500,000 shall be rendered by a court or other tribunal against the Company or any of its subsidiaries and shall remain undischarged for a period of 60 consecutive days during which such judgment and any levy or execution thereof shall not have been effectively stayed or vacated; or

         (k) any event shall occur or condition shall exist or fail to occur or exist if the effect of such occurrence, existence or failure is to accelerate the maturity of any Indebtedness of the Company or any of its subsidiaries in a principal amount in excess of $500,000 or any such Indebtedness shall not be paid when due, whether at maturity, by acceleration or otherwise, or the holder of any Lien upon property of the Company shall commence foreclosure of such Lien; or

         (l) any Transaction Document shall cease to be in full force and effect and enforceable against the Company in accordance with its terms; or

         (m) there shall have occurred with respect to the Company a Change in Control; or

         (n) to the extent a Security Agreement or Deed of Trust is executed in connection with this Agreement, either of the Security Agreement or Deed of Trust shall cease to be, in any material respect, in full force and effect, or shall cease, in any material respect, to give the holders of the Notes the Liens, rights, powers and privileges purported to be created thereby in favor of such holders, or the Company shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to either of the Security Agreement or Deed of Trust and such default shall continue for 30 or more days after written notice to the Company; or

         (o) the Company or an ERISA Affiliate (as defined therein) shall fail to pay when due an amount or amounts aggregating in excess of $500,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Benefit Plan shall be filed under Title IV of ERISA by any ERISA Affiliate, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Benefit Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Benefit Plan must be terminated; or there shall occur a complete or partial withdrawal from or a default, within the meaning of
Section 4219 (c) (5) of ERISA, with respect to, one or more multi-employer plans which could cause one or more ERISA Affiliates to incur a payment obligation in excess of $500,000; or

         (p) there shall have occurred any event which would constitute a Material Adverse Effect;

then, and in any such event, and at any time thereafter during the continuance of such event, subject to the terms of the Intercreditor Agreement, the Purchasers may, by notice to the Company, take any of the following actions at the same or different times: (i) terminate forthwith the commitment hereunder to purchase the Notes and (ii) declare the Notes (if outstanding) to be forthwith due and payable, whereupon the entire unpaid principal of the Notes, together with accrued interest thereon, the then applicable redemption premium, if any, and all other obligations, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in the Notes or the other Transaction Documents to the contrary notwithstanding (except for the Intercreditor Agreement), and (iii) exercise any and all other remedies provided under any Transaction Document upon the occurrence and continuance of an Event of Default.

Notwithstanding the foregoing, in the case of an Event of Default arising under subsections (g) or (h) of Section 8.1 hereof with respect to the Company or any subsidiary of the Company, all outstanding Notes will ipso facto become due and payable without further action or notice.

All rights and remedies of the Purchasers under this Agreement and all covenants and obligations of the Company hereunder, are subject to the terms and conditions of the Intercreditor Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Intercreditor Agreement, the terms of the Intercreditor Agreement shall control.

                                   ARTICLE IX

                                   TERMINATION

         9.1 Termination. Notwithstanding any provision in this Agreement to the contrary, this Agreement may be terminated, and the transactions contemplated by this Agreement abandoned, at any time on or prior to the Closing Date: (i) by mutual written consent of the Company and each of the Purchasers; (ii) by the Company at any time if any of the conditions set forth in Section 5.2 hereof will not be able to be satisfied on or prior to the Final Date (as defined in Section 7.5 of the Merger Agreement as constituted on the date hereof), through no fault of the Company, unless such condition is waived in writing by the Company; (iii) by any of the Purchasers at any time if any of the conditions set forth in Section 5.1 hereof will not be able to be satisfied on or prior to the Final Date (as defined in Section 7.5 of the Merger Agreement as constituted on the date hereof), through no fault of the Purchasers, unless such conditions are waived in writing by each of the Purchasers; or (iv) immediately by any of the Purchasers in the event either the Merger Agreement or the Stock Purchase Agreement shall terminate in accordance with its respective terms.

         9.2 Notice of Termination. If the Company or any of the Purchasers desires to terminate this Agreement pursuant to Section 9.1 hereof, other than pursuant to Section 9.1(iv) hereof, that party must give written notice to the other parties. Upon receipt of that notice, this Agreement will terminate without further action by any party.

         9.3 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, other than as provided in the Merger Agreement and Stock Purchase Agreement. Nothing contained in this Section 9.3 shall relieve any party from any liability for any breach of this Agreement or impair the right of any party to compel specific performance by another party of its obligations under this Agreement; provided, however, that termination as provided in Section 9.1(iv) hereof shall not be deemed a breach of this Agreement.

                                   ARTICLE X

                                   AMENDMENTS

         The Company and the holders of the Notes may amend or supplement this Agreement and the Notes with the written consent of the holders of Notes of at least eighty-five (85%) percent in aggregate principal amount of the Notes then outstanding, and any existing Event of Default and its consequences or compliance with any provision of this Agreement or the Notes may be waived with the consent of the holders of sixty six and two-thirds percent (66-?%) in principal amount of the then outstanding Notes. Notwithstanding the foregoing, without the consent of each holder of the Notes affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting holder of Notes):

         (iv) reduce the aggregate principal amount of the Notes held by any holder;

         (v) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes;

         (vi) reduce the rate of or change the time for payment of interest on any Note;

         (vii) waive an Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least sixty six and two-thirds percent (66-?%) in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

         (viii) make any Note payable in money other than that stated in the Notes;

         (ix) make any change in the provisions of this Agreement relating to waivers of past Events of Default or the rights of holders of Notes to receive payments of principal of or interest on the Notes;

         (x) waive a payment of a redemption premium or mandatory redemption with respect to any Note; or

         (xi) make any change in the foregoing amendment and waiver provisions.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 Entire Agreement. This Agreement, together with the Exhibits and Schedules attached hereto, the other Transaction Documents, the Merger Agreement, the Stock Purchase Agreement and the Governance Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

         11.2 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered on a business day after during normal business hours where such notice is to be received); or (b) on the business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

         If to the Company: Sheldahl, Inc.
                            1150 Sheldahl Road
                            Northfield, MN 55057-9444
                            Attn:  Edward L. Lundstrom, President
                            Fax:   (507) 663-8326 or
                                   (507) 663-8435

         With copies to:    Lindquist & Vennum P.L.L.P.
                            4200 IDS Center
                            80 South Eighth Street
                            Minneapolis MN 55402
                            Attn:  Charles P. Moorse, Esq.
                            Fax:   (612) 371-3207

         If to a Purchaser: To the address set forth on Schedule I attached hereto.

         or such other address as may be designated in writing hereafter, in the same manner, by such person.

         11.3 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         11.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor any Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding anything to the contrary contained herein, each Purchaser may assign its rights hereunder in connection with any sale or transfer of such Purchaser's Securities to any Affiliate or Associate of such Purchaser as long as the transferee Affiliate or Associate agrees in writing to be bound by the applicable provisions of this Agreement, in which case the term "Purchaser" shall be deemed to refer to such transferee as though such transferee were an original signatory hereto.

         11.5 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         11.6 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

         11.7 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become binding with respect to each Purchaser on the date the acceptance form hereto is executed by such Purchaser and with respect to the Company on the date executed by the Company, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

         11.8 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         11.9 Survival of Representations and Warranties. The representations and warranties made in this Agreement, or in any instrument delivered pursuant to this Agreement, shall not survive beyond the Closing, except the representations and warranties in Section 3.2 hereof, which shall survive the Closing indefinitely. Nothing in the forgoing sentence shall be deemed to limit the Purchasers' ability to rely on the representations and warranties contained in Section 3.1 hereof or in any updated Disclosure Letter, and the Company's ability to rely on the representations and warranties contained in Section 3.2 hereof, in making their respective determinations to consummate the Closing of the purchase and sale of the Securities. All covenants and agreements shall survive in accordance with their respective terms.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its authorized representative and each Purchaser has caused this Agreement to be executed by signing in counterpart the acceptance form attached to this Agreement.

                                       COMPANY:

                                       SHELDAHL, INC.


                                       By: /s/ Edward L. Lundstrom
                                          --------------------------------------
                                          Name: Edward L. Lundstrom
                                          Title: President

                                   ACCEPTANCE


         The undersigned hereby accepts the terms and conditions set forth in the Amended and Restated Subordinated Notes and Warrant Purchase Agreement, dated December 28, 2000, among Sheldahl, Inc., a Minnesota corporation (the "Company"), and certain Purchasers listed in Schedule I attached thereto as the terms and conditions applicable to the purchase of Notes and Warrants of the Company by the undersigned. By execution of this Acceptance, the undersigned hereby makes each of the representations contained in Section 3.2 thereof of the Amended and Restated Subordinated Notes and Warrant Purchase Agreement.

                                       PURCHASER:

                                       MORGENTHALER VENTURE PARTNERS V, L.P.



                                       By: /s/ John D. Lutsi
                                          --------------------------------------
                                          Name:  John D. Lutsi
                                          Title: General Partner

                                   ACCEPTANCE


         The undersigned hereby accepts the terms and conditions set forth in the Amended and Restated Subordinated Notes and Warrant Purchase Agreement, dated December 28, 2000, among Sheldahl, Inc., a Minnesota corporation (the "Company"), and certain Purchasers listed in Schedule I attached thereto as the terms and conditions applicable to the purchase of Notes and Warrants of the Company by the undersigned. By execution of this Acceptance, the undersigned hereby makes each of the representations contained in Section 3.2 thereof of the Amended and Restated Subordinated Notes and Warrant Purchase Agreement.

                                       PURCHASER:

                                       AMPERSAND IV LIMITED PARTNERSHIP

                                       By:  AMP-IV MANAGEMENT COMPANY
                                            LIMITED LIABILITY COMPANY,
                                            Its general partner


                                       By: /s/ Stuart A. Auerbach
                                          --------------------------------------
                                          Name:  Stuart A. Auerbach
                                          Title: Managing Member

                                   ACCEPTANCE


         The undersigned hereby accepts the terms and conditions set forth in the Amended and Restated Subordinated Notes and Warrant Purchase Agreement, dated December 28, 2000, among Sheldahl, Inc., a Minnesota corporation (the "Company"), and certain Purchasers listed in Schedule I attached thereto as the terms and conditions applicable to the purchase of Notes and Warrants of the Company by the undersigned. By execution of this Acceptance, the undersigned hereby makes each of the representations contained in Section 3.2 thereof of the Amended and Restated Subordinated Notes and Warrant Purchase Agreement.

                                       PURCHASER:

                                       AMPERSAND IV COMPANION FUND
                                       LIMITED PARTNERSHIP

                                       By:  AMP-IV MANAGEMENT COMPANY
                                            LIMITED LIABILITY COMPANY,
                                            Its general partner


                                       By: /s/ Stuart A. Auerbach
                                          --------------------------------------
                                          Name:  Stuart A. Auerbach
                                          Title: Managing Member

                                   ACCEPTANCE


         The undersigned hereby accepts the terms and conditions set forth in the Amended and Restated Subordinated Notes and Warrant Purchase Agreement, dated December 28, 2000, among Sheldahl, Inc., a Minnesota corporation (the "Company"), and certain Purchasers listed in Schedule I attached thereto as the terms and conditions applicable to the purchase of Notes and Warrants of the Company by the undersigned. By execution of this Acceptance, the undersigned hereby makes each of the representations contained in Section 3.2 thereof of the Amended and Restated Subordinated Notes and Warrant Purchase Agreement.

                                       PURCHASER:

                                       MOLEX INCORPORATED


                                       By: /s/ Thomas S. Lee
                                          --------------------------------------
                                          Name: Thomas S. Lee
                                          Title: Vice President New Ventures
                                                 and Acquisitions

                                                                      SCHEDULE I

                             SCHEDULE OF PURCHASERS


                                                                     PURCHASER NAME AND ADDRESS
                                                                     --------------------------
                            Morgenthaler Venture      Ampersand IV Limited       Ampersand IV Companion       Molex Incorporated
                               Partners V, L.P.          Partnership                Fund Limited Partnership  2222 Wellington Court
                            Terminal Tower            55 William Street          55 William Street            Lisle, Illinois 60532
                            50 Public Square          Suite 240                  Suite 240
                            Suite 2700                Wellesley, MA 02481        Wellesley, MA 02481
                            Cleveland, OH 44113
PRINCIPAL AMOUNT OF
NOTES PURCHASED AT
CLOSING                     $1,750,000                $735,000                   $15,000                      $4,000,000

WARRANTS PURCHASED AT
CLOSING                     411,065                   172,647                    3,524                        939,578

CLOSING PURCHASE
PRICE                       $1,750,000                $735,000                   $15,000                      $4,000,000

STATE OF RESIDENCE          OH                        MA                         MA                           IL

                                                                     SCHEDULE II

             BENEFICIAL OWNERSHIP OF SHELDAHL STOCK IN EXCESS OF 15%



At and after the Closing, Morgenthaler will be the Beneficial Owner of 15% or more of outstanding shares of Common Stock.

Immediately prior to the Closing, Molex will be the Beneficial Owner of 15% or more of outstanding shares of Common Stock.